                                2,400,000 SHARES


                          QUINTILES TRANSNATIONAL CORP.

                                  COMMON STOCK
                           (PAR VALUE $0.01 PER SHARE)







                             UNDERWRITING AGREEMENT







December 4, 1997

                                                                December 4, 1997




Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs and Mesdames:

         Certain shareholders (the "SELLING SHAREHOLDERS") of Quintiles Transnational Corp., a North Carolina corporation (the "COMPANY"), named in
Schedule I hereto severally propose to sell to you, as underwriter (the "UNDERWRITER"), an aggregate of 2,400,000 shares of the common stock (par value $0.01 per share) of the Company (the "FIRM SHARES"), each Selling Shareholder selling the amount set forth opposite such Selling Shareholder's name in
Schedule I hereto.

         The Selling Shareholders also severally propose to sell to you not more than an aggregate of an additional 360,000 shares of the common stock (par value $0.01 per share) (the "ADDITIONAL SHARES") if and to the extent that you, as Underwriter of the offering, shall have determined to exercise the right to purchase such shares of common stock granted to you in Section 3 hereof. The maximum number of Additional Shares to be sold by each Selling Shareholder is set forth opposite such Selling Shareholder's name in Schedule I hereto. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The outstanding shares of common stock (par value $0.01 per share) of the Company, including the Shares, are hereinafter referred to as the "COMMON STOCK."

         The Company has filed with the Securities and Exchange Commission (the "COMMISSION") two registration statements, including a related prospectus, relating to the registration of certain shares of Common Stock (the "SHELF SECURITIES"), including the Shares, to be sold from time to time by certain shareholders of the Company. The registration statements as amended at the date of this Agreement that have been filed under the Securities Act of 1933, as amended (the "SECURITIES ACT") are hereinafter referred to as the "REGISTRATION STATEMENT" and the related prospectuses relating to the Shelf Securities, in the form first used to confirm sales of the Shares, is hereinafter referred to as the Basic Prospectus. The Basic Prospectus, as supplemented by the prospectus



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supplement dated December 4, 1997 (the "PROSPECTUS SUPPLEMENT"), relating to the
Shares, in the form first used to confirm sales of the Shares is hereinafter referred to as the "PROSPECTUS". Any reference to the term Registration Statement, the Basic Prospectus or the Prospectus shall include the documents incorporated therein by reference. The terms "SUPPLEMENT" and "AMENDMENT" or "AMEND" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), that are deemed to be incorporated by reference in the Prospectus.

         1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Underwriter that:

                  (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.

                  (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of North Carolina, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact



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         business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (d) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

                  (e) All of the outstanding shares of Common Stock (including the Shares to be sold by the Selling Shareholders) have been duly authorized and are validly issued, fully paid and non-assessable.

                  (f) This Agreement has been duly authorized, executed and delivered by the Company.

                  (g) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                  (h) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                  (i) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the



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         Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (j) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                  (k) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any securities of the Company with the Shelf Securities registered pursuant to the Registration Statement, except any such right that has been effectively waived or satisfied by the inclusion of securities therein.

         2. Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders represents and warrants to and agrees with the Underwriter and the Company that:

                  (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

                  (b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement will not contravene any provision of applicable law, or any organizational instrument establishing such Selling Shareholder (if such Selling Shareholder is not a natural person), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                  (c) Such Selling Shareholder has, and on the Closing Date (as defined below) or the Option Closing Date (as defined below), if applicable, will have, valid title to the Shares to be sold by such Selling Shareholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder.



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                  (d) Delivery of the Shares to be sold by such Selling
         Shareholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

                  (e) The information which relates specifically to such Selling Shareholder, as set forth under the caption "Selling Stockholders" (including the notes thereto) in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) does not contain and, as amended or supplemented with any information specifically furnished to the Company in writing by such Selling Shareholder expressly for use in any amendments or supplements to the Prospectus, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (f) The representations and warranties made by such Selling Shareholder in any certificate delivered to its counsel in connection with the opinions to be rendered pursuant to Section 6(d) are true and correct in all respects.

         3. Agreements to Sell and Purchase. Each Selling Shareholder, severally and not jointly, hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from such Selling Shareholder at $36.135 a share (the "PURCHASE PRICE") the number of Firm Shares to be sold by such Selling Shareholder set forth opposite its name in
Schedule I hereto.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, certain of the Selling Shareholders (as indicated on Schedule I hereto) agree, severally and not jointly, to sell to the Underwriter, and the Underwriter shall have a one-time right to purchase, up to 360,000 Additional Shares at the Purchase Price. If you elect to exercise such option, you shall so notify the Selling Shareholders in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by you and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below), but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Selling Shareholder agrees, severally and not jointly, to



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sell the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Additional Shares set forth in Schedule I hereto opposite the name of such Selling Shareholder bears to the total maximum number of Additional Shares available for sale to the Underwriter under this Agreement.

         Each Selling Shareholder hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated, it will not, during the period ending 90 days after the date of this Agreement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by such Selling Shareholder or are thereafter acquired directly from the Company), or
(ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) the sale of the Shares under this Agreement or (ii) transactions relating to shares of Common Stock or other securities acquired in open market transactions after completion of the offering of the Shares. In addition, each Selling Shareholder agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated and the Company, it will not, during the period ending 90 days after the date of this Agreement, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         4. Terms of Public Offering. The Selling Shareholders are advised by you that you propose to make a public offering of the Shares as soon after this Agreement has become effective as in your judgment is advisable. The Selling Shareholders are further advised by you that the Shares are to be offered to the public initially at $36.875 a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $.37 a share under the Public Offering Price.

         5. Payment and Delivery. Payment for the Firm Shares to be sold by each Selling Shareholder shall be made to such Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the account of the Underwriter at 10:00 a.m., New York City time, on December 9, 1997, or at such other time on the same or such other date,


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not later than December 16, 1997, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE." The expenses payable by the Selling Shareholders to the Company under Section 8 of this Agreement shall be deducted from the payment due to the Selling Shareholders under this Section and paid directly to the Company. The Company shall notify the Selling Shareholders and the Underwriter of the amount, if any, to be deducted from the payment to be made under this Section at least one business day prior to the Closing Date.

         Payment for any Additional Shares to be sold by each Selling Shareholder shall be made to such Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the account of the Underwriter at 10:00 a.m., New York City time, on the date specified in the notice described in Section 3 or at such other time on the same or on such other date, in any event not later than January 23, 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE."

         The Selling Shareholders agree that certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the account of the Underwriter against payment of the Purchase Price therefor.

         6. Conditions to the Underwriter's Obligations. The obligations of the Selling Shareholders to sell the Shares to the Underwriter and the obligations of the Underwriter to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 10:00 A.M. (New York City time) on the date hereof.

         The obligations of the Underwriter are subject to the following further conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                           (i) there shall not have occurred any downgrading,
                  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized



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                  statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                           (ii) there shall not have occurred any change, or any
                  development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  (b) The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer of the Company signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  The Underwriter shall have also received on the Closing Date a certificate, dated the Closing Date and signed by each Selling Shareholder to the effect that the representations and warranties of such Selling Shareholder contained in this Agreement are true and correct as of the Closing Date and that such Selling Shareholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  (c) The Underwriter shall have received on the Closing Date an opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. ("SMITH, ANDERSON"), outside counsel for the Company, dated the Closing Date, to the effect and subject to limitations, qualifications and assumptions reasonably acceptable to the Underwriter, that:

                           (i) the Company has been duly incorporated, is
                  validly existing as a corporation under the laws of North Carolina, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;



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                           (ii) the authorized capital stock of the Company
                  conforms as to legal matters to the description thereof incorporated by reference in the Prospectus;

                           (iii) the outstanding shares of Common Stock to be
                  sold by the Selling Shareholders have been duly authorized and are validly issued, fully paid and non-assessable;

                           (iv) this Agreement has been duly authorized,
                  executed and delivered by the Company;

                           (v) the execution and delivery by the Company of, and
                  the performance by the Company of its obligations under, this Agreement will not contravene (A) any provision of applicable federal or North Carolina law which in such counsel's experience is normally applicable to transactions of the type contemplated by this Agreement and the contravention of which would have a material adverse effect on the business of the Company and its subsidiaries, taken as a whole, (B) the articles of incorporation or by-laws of the Company, (C) any agreement or other instrument filed as an exhibit to or incorporated by reference in the Registration Statement, or
                  (D) to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

                           (vi) the statements in the Registration Statement of
                  the Company on Form 8-A in "Item 1 -- Description of Registrant's Securities to be Registered" insofar as such statements constitute summaries of the legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters or documents and fairly summarize the matters referred to therein;

                           (vii) to such counsel's knowledge, there are no legal
                  or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that



                                       9
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                  are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                           (viii) (A) such counsel is of the opinion that each
                  document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for financial statements and schedules and other financial and statistical data, as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder, (B) such counsel is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (C) no facts have come to the attention of such counsel which would lead them to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective or the Registration Statement, as supplemented by the Prospectus Supplement or the Prospectus on the date of this Agreement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (D) no facts have come to the attention of such counsel which would lead them to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering such opinion, such counsel may rely as to matters involving the application of laws other than the laws of the United States and the State of North Carolina to the extent such counsel deems proper and to the extent specified in such opinion, upon an opinion or opinions



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         (satisfactory to Underwriter's counsel) of other counsel acceptable to the Underwriter's counsel, familiar with the applicable laws. The opinion of such counsel shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriter and they are justified in relying thereon. Such counsel may state that their opinion and belief set forth in
         Section 6(c)(viii) are based upon their participation in the preparation of the Registration Statement and the Prospectus (including the documents incorporated by reference therein) and in their participation in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Underwriter at which the contents of the Registration Statement and the Prospectus and any amendments or supplements thereto and related matters were discussed and that they are not passing upon and they do not assume any responsibility for the accuracy, completeness, or fairness of the statements contained in the Registration Statement and Prospectus and any amendments or supplements thereto.

                  (d) The Underwriter shall have received on the Closing Date opinions of Clifford Chance, New York and English counsel for the Selling Shareholders, dated the Closing Date, to the effect and subject to limitations, qualifications and assumptions reasonably acceptable to the Underwriter that:

                           (i) (A) in the case of a Selling Shareholder who is
                  selling Shares in his or her personal capacity, this Agreement has been duly executed and delivered by or on behalf of each such Selling Shareholder and such Selling Shareholder has the legal right and power to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder and (B) in the case of a Selling Shareholder that is a trustee, each such trustee has the power and authority under the terms of the settlements of which he or she is a trustee to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such trustee, and this Agreement has been duly executed and delivered by or on behalf of each such trustee;

                           (ii) the execution and delivery by each Selling
                  Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement will not contravene any provision of English, United States or New York law, which in such counsel's view is customarily applicable to transactions of the type contemplated by this Agreement, or the terms of the



                                       11
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                  settlement of which the trustee Selling Shareholder is a
                  trustee, or any agreement or other instrument identified to such counsel by such Selling Shareholder as affecting in any way such Selling Shareholder's interest in the Shares being sold by such Selling Shareholder, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder identified to such counsel by such Selling Shareholder as affecting in any way such Selling Shareholder's interest in the Shares being sold by such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any English, United States or New York governmental body or agency is required for the execution, delivery and performance by such Selling Shareholder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares; and

                           (iii) assuming that the Underwriter acquires the
                  Shares without notice of an adverse claim thereto, as such term is used in the New York Uniform Commercial Code, Article 8, as in effect in the State of New York, the Underwriter will, upon payment for the Shares, acquire its interest in the Shares free of any adverse claim.

                  (e) The Underwriter shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriter, dated the Closing Date, covering the matters referred to in Sections 6(c)(iv) and to the effect that the statements in the Prospectus under the caption "The Underwriter", insofar as such statements constitute a summary of the documents referred to therein, fairly present the information called for with respect to such documents.

                  In rendering such opinion, such counsel shall also state that such counsel (A) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) on the date of this Agreement, the Registration Statement as supplemented by the Prospectus Supplement or the Prospectus contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) has no reason to believe that



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

         (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state that their opinion and belief are based upon their review of the Registration Statement and Prospectus and discussion of the contents thereof (including documents incorporated by reference therein), but are without independent check or verification, except as specified. Davis Polk & Wardwell may rely with respect to matters of North Carolina law on the opinion of Smith, Anderson described in Section 6(c) above.

                  The opinions of Smith, Anderson and Clifford Chance described in Sections 6(c) and 6(d) above shall be rendered to the Underwriter at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

                  (f) The Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, from Ernst & Young LLP, independent public accountants for the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

         The obligations of the Underwriter to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the sale of the Additional Shares.

         7. Covenants of the Company. In further consideration of the agreements of the Underwriter herein contained, the Company covenants with each Underwriter as follows:

                  (a) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the

         Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                  (b) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (c) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                  (d) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending December 31, 1998 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

         8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated,

                  (a) the Selling Shareholders agree to pay or cause to be paid, ratably in proportion to the number of Firm Shares to be sold by each Selling Shareholder, all expenses and fees of the Selling Shareholders in connection with this Agreement including without limitation (i) the fees, disbursements and expenses of counsel for the Selling Shareholders in connection with the offering of the Shares and matters contemplated hereby, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter, including any transfer or other taxes payable thereon, and (iii) all other costs and expenses incident to the performance of the obligations of the Selling Shareholders hereunder for which provision is not otherwise made in this Section; provided that in connection with Section 8(a)(ii) the Underwriter agrees to pay the New York State stock transfer tax and the Selling Shareholder agrees to reimburse the Underwriter for associated carrying costs if such tax is not rebated on the day of payment and for any portion of such tax not rebated;

                  (b) in addition to expenses set forth in Section 8(a), the Selling Shareholders agree to pay or cause to be paid, ratably in proportion to the number of Firm Shares to be sold by each Selling Shareholder, up to $50,000 of the expenses, fees, printing costs, third party fees and expenses of the Company in connection with this Agreement (except as provided in Section 8(c)), including without limitation (i) the fees, disbursements and expenses of the Company's counsel in connection with the offering of the Shares and matters contemplated hereby, (ii) all fees, disbursements and expenses of the Company's accountants in connection with the offering of the Shares and matters contemplated hereby and in issuing the comfort letters required by Section 6(f), (iii) all costs and expenses incurred in connection with the preparation of any supplement or amendment to the Prospectus pursuant to Section 7(b), and (iv) all other out-of-pocket costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section;

                  (c) except as otherwise agreed among any of the parties hereto, the Company agrees to pay or cause to be paid (i) all Commission filing fees in connection with filing of the Registration Statement, (ii) the cost of the initial preparation and filing of the Registration Statement and any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing which were incurred prior to the effective date of the Registration Statements and
         (iii) any expenses set forth in Section 8(b) to the extent they exceed $50,000; and

                  (d) notwithstanding anything to the contrary contained herein, it is understood the Company shall have no obligation to pay or reimburse the expenses of the Underwriter except as set forth in
         Section 9 hereof and that this Agreement does not create any new obligation on the part of the Company to pay or reimburse the Selling Shareholders.

         It is understood, however, that except as provided in this Section,
Section 9 entitled "Indemnity and Contribution", and the last paragraph of
Section 11 below, the Underwriter will pay all of its costs and expenses, including fees and disbursements of its counsel, stock transfer taxes payable on resale of any of the Shares by it, and any advertising expenses connected with any offers it may make.

         9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein; provided that the foregoing indemnity agreement shall not inure to the benefit of the Underwriter or any person controlling the Underwriter, if the Prospectus shall have been amended or supplemented after the date of this agreement (and the Company shall have furnished such amendments or supplements to the Underwriter), and a copy of the Prospectus (as then amended or supplemented) was not sent or given by or on behalf of the Underwriter to any person asserting any such losses, claims, damages or liabilities who purchased Shares from the Underwriter, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

         (b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating specifically to such Selling Shareholder, as set forth under the caption "Selling Stockholders" (including the notes thereto) in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), or otherwise specifically furnished in writing by or on behalf of such Selling Shareholder expressly for use in any amendments or supplements to the Prospectus; provided that the aggregate liability of each Selling Shareholder under this Section 9(b) shall not exceed the amount of the net proceeds received by such Selling Shareholder (before deducting expenses) from the sale of Shares pursuant to this Agreement.

         (c) The Underwriter agrees to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

         (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriter and all persons, if any, who control the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (c) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriter and such control persons of the Underwriter, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by Mr. Barrie Haigh. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriter on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the Selling Shareholders on the one hand and the total underwriting discounts and commissions received by the Underwriter on the other hand, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or by the Underwriter on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (f) The Company, the Selling Shareholders and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in
Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (g) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement,
(ii) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

         10. Termination. This Agreement shall be subject to termination by notice given by you to the Company and the Selling Shareholder, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         11. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If this Agreement shall be terminated by the Underwriter, because of any failure or refusal on the part of the Company or any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Selling Shareholder shall be unable to perform its obligations under this Agreement, the Selling Shareholders, jointly and not severally, will reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder; provided that the Selling Shareholders shall be responsible only for the first $200,000 in out-of-pocket expenses under this Section 11.

         12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                       Very truly yours,

                                       QUINTILES TRANSNATIONAL CORP.


                                       By: /s/ Rachel R. Selisker
                                           -----------------------------------
                                           Name:  Rachel R. Selisker
                                           Title: Executive Vice President and
                                                  Chief Financial Officer


                                           /s/ Barrie Haigh
                                           -----------------------------------
                                           Barrie Haigh




                                           /s/ Stella Haigh
                                           -----------------------------------
                                           Stella Haigh

                                       Trustees of Children's Settlement No. 1
                                       (1991)

                                       By: /s/ Barrie Haigh
                                           -----------------------------------
                                           Name:  Barrie Haigh
                                           Title: Trustee

                                       By: /s/ Barrie Haigh
                                           -----------------------------------
                                           Name:  Barrie Haigh
                                           Title: Attorney for Alexandra Miller

                                       By: /s/ Stella Haigh
                                           -----------------------------------
                                           Name:  Stella Haigh
                                           Title: Trustee


                                       Trustees of Children's Settlement No. 2
                                       (1993)

                                       By: /s/ Barrie Haigh
                                           -----------------------------------
                                           Name:  Barrie Haigh
                                           Title: Trustee

                                       By: /s/ Barrie Haigh
                                           -----------------------------------
                                           Name:  Barrie Haigh
                                           Title: Attorney for Alexandra Miller


                                       By: /s/ Stella Haigh
                                           -----------------------------------
                                           Name:  Stella Haigh
                                           Title: Trustee

Accepted as of the date hereof

MORGAN STANLEY & CO.
   INCORPORATED

By: /s/ Katina J. Dorton
    ----------------------------
    Name:  Katina J. Dorton
    Title: Vice President